Exhibit 10.27

Execution Version

THIS SENIOR SECURED PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

SENIOR SECURED PROMISSORY NOTE

February 18, 2025

Principal Amount: Up to $5,000,000

Trinity Place Holdings, Inc., a Delaware corporation (the “Borrower”), for value received, hereby promises to pay, in immediately available funds, to Steel Connect, LLC (“Steel”), as lender (and in such capacity, together with its successors and assigns thereto in such capacity, the “Lender”), the principal amount outstanding under this Note from time to time when due (whether upon the Maturity Date, acceleration or otherwise), together with all accrued and unpaid interest thereon and all other fees, expenses, and amounts due hereunder (all as calculated in accordance with the provisions contained herein) (collectively, the “Loan”), pursuant to the terms contained in this senior secured promissory note (as the same may be thereafter amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Note”), dated as of the Closing Date, by and among the Borrower and Lender.

WHEREAS, the Borrower desires to borrow from the Lender an aggregate principal amount of up to Five Million Dollars ($5,000,000) (the “Total Principal Amount”), to be disbursed in multiple tranches (each, a “Tranche”; the first disbursement date is referred to as the “Closing Date,” and each subsequent disbursement date is referred to as an “Effective Date”), from time to time by the Lender subject to the Borrower’s satisfaction of the conditions precedent set forth in Section 6(a) (with respect to the Tranche to be advanced on the Closing Date), Section 6(b) (with respect to each Tranche to be advanced on an Effective Date) and Section 6(c) (with respect to all Tranches), provided that the principal amount of each Tranche shall be no less than Two Hundred and Fifty Thousand Dollars ($250,000) (the “Minimum Tranche Principal Amount”);

WHEREAS, the Borrower agrees that all proceeds from each such Tranche shall be used solely in accordance with the Use of Proceeds set forth in Section 8(a); and

WHEREAS, in consideration of the above and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.Definitions.

(a)The following terms shall have the meanings set forth in the UCC (defined below): “Accession”, “Account”, “Account Debtor”, “Adverse Claim”, “Certificated Security”, “Chattel Paper”, “Commercial Tort Claim”, “Consumer Goods”, “Deposit Account”, “Document”, “Electronic Chattel Paper”, “Equipment”, “Financial Asset”, “Fixtures”, “General Intangible”, “Goods”, “Instrument”, “Inventory”, “Investment Company Security”, “Investment Property”, “Letter-of-Credit Right”, “Payment

Intangible”, “Proceeds”, “Securities Account”, “Securities Intermediary”, “Security”, “Software”, “Supporting Obligation”, and “Tangible Chattel Paper”.

(b)Additionally, for purposes of this Note, the following capitalized terms have the following meanings:

“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction, domestic or foreign, from time to time concerning or relating to bribery or corruption.

“Assignee” has the meaning given to that term in Section 15 herein.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, any successors to such statute and any other applicable insolvency or other similar law of any jurisdiction.

“Board of Governors” shall mean the Board of Governors of the Federal Reserve System of the United States of America and any successor thereto.

“Borrower” has the meaning assigned to such term in the first paragraph hereof.

“Business Day” means any day other than a Saturday, Sunday or any other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in New York, New York.

“Change of Control” means the occurrence of any of the following (a) any Person (other than Lender and its Affiliates), directly or indirectly, acquires or possesses Control of the Borrower other than such Persons who, immediately prior to the Closing Date, were in Control of the Borrower, (b) any Person or group of persons (within the meaning of the Securities Exchange Act of 1934 as in effect on the Closing Date (the “Exchange Act”)) (other than Lender and its Affiliates) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Exchange Act) of greater than 50% of the issued and outstanding voting stock of the Borrower, (c) during any period of twelve (12) consecutive calendar months, individuals who, at the beginning of such period, constituted the board of directors of the Borrower (together with any new directors whose election by the board of directors of the Borrower or whose nomination for election by the stockholders of the Borrower was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose elections or nomination for election was previously so approved) cease for any reason other than death, disability or resignation to constitute a majority of the directors then in office, or (d) a sale, lease, exchange, license or any other transfer (in one transaction or a series of transactions) of all or substantially all of the assets of the Borrower and its Subsidiaries, taken as a whole; provided that this definition excludes a transaction with and/or a Person or group of persons involving Steel or its affiliates.

“Closing Date” has the meaning assigned to such term in the first paragraph hereof.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means, (a) all Accounts and all Goods whose sale, lease or other Disposition by the Borrower has given rise to Accounts and have been returned to, or repossessed or stopped in transit by the Borrower; (b) all Chattel Paper, Electronic Chattel Paper, Instruments, Documents and General

Intangibles (including, without limitation, all patents, patent applications, trademarks, trademark applications, trade names, trade secrets, goodwill, copyrights, copyright applications, registrations, licenses, software, franchises, customer lists, tax refund claims, claims against carriers and shippers, guarantee claims, contract rights, payment intangibles, security interests, security deposits and rights to indemnification); (c) all Inventory; (d) all Goods (other than Inventory), including, without limitation, Equipment, vehicles and Fixtures; (e) all Investment Property; (f) all Deposit Accounts, bank accounts, deposits and cash; (g) all Letter-of-Credit Rights; (h) Commercial Tort Claims (i) all Supporting Obligations; (j) any other property of the Borrower now or hereafter in the possession, custody or control of the Lender or any agent or any parent, affiliate or subsidiary of Lender or any participant with Lender in the Loans, for any purpose (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise); (k) all additions and accessions to, substitutions for, and replacements, products and Proceeds of the foregoing property, including, without limitation, proceeds of all insurance policies insuring the foregoing property, and all of the Borrower’s books and records relating to any of the foregoing and to the Borrower’s business; (l) all monies, where or not in the possession or under the control of any secured party, including any cash; and (l) the Pledged Equity; provided that notwithstanding the foregoing, no security interest is hereby granted on any Excluded Assets and such Excluded Assets shall not be deemed “Collateral”; provided, further, that if and when any such property shall cease to be Excluded Assets, a security interest in such property shall be deemed to be granted therein and such property shall be deemed to be “Collateral.”

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings analogous thereto.

“Default Rate” has the meaning given to that term in Section 10(b) herein.

“Default” means any event that, if it continues uncured, will, with the lapse of time or the giving of notice or both, constitute an Event of Default.

“Disposition” means the sale, lease, assignment or other transfer by a Person to another Person of any asset or right of a Person (including the loss, destruction or damage of any thereof or any condemnation, confiscation, requisition, seizure or taking thereof).

“Effective Date” has the meaning assigned to such term in the first paragraph hereof.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, in each case, regardless of how designated and whether voting or non-voting, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Event of Default” is defined in Section 10 herein.

“Excluded Asset” means (a) any (i) Equity Interests in the JV Entity and (ii) any Equity Interests that the Borrower is not legally permitted to pledge; (b) any of the Borrower’s right, title or interest in any lease, license, state or local franchises, contract, or agreement to which the Borrower is a party or any of its right, title, or interest thereunder if and for so long as the grant of such security interest shall (i) constitute or result in the abandonment, invalidation, voiding or unenforceability of any right, title or interest of the Borrower therein (after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law), (ii) constitute or result in a breach of the terms of, or constitute a default under, or termination pursuant to the terms of such lease, license, state or local franchises, contract or agreement (other than to the extent that any such term (x) has been waived or (y) would be rendered ineffective pursuant to Sections 9-406, 9-408, 9-409 of the Code or other applicable provisions of the Uniform Commercial Code of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity), or (iii) require the consent of any other party thereto or any third Person (after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law); provided, that (x) immediately upon the ineffectiveness, lapse, termination or waiver of any such provision, the Collateral shall include, and the Borrower shall be deemed to have granted a security interest in, all such right, title and interest as if such provision had never been in effect and (y) the foregoing exclusion shall in no way be construed so as to limit, impair or otherwise affect the Lender’s unconditional continuing security interest in and liens upon any rights or interests of the Borrower in or to the proceeds of, or any monies due or to become due under, any such license, contract or agreement; (c) any asset or property right of the Borrower of any nature to the extent that any requirement of law prohibits the creation of a security interest thereon (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions)); provided, that the Excluded Assets will not include, and the Collateral shall include and the security interest granted in the Collateral shall attach to, (x) all proceeds, products, substitutions or replacements of any such Excluded Asset referred to herein unless such proceeds, products, substitutions or replacements would constitute an Excluded Asset hereunder, (y) all rights to payment due or to become due under any such Excluded Asset referred to herein, and (z) if and when the prohibition which prevents the granting of a security interest in any such Excluded Asset is removed, terminated, or otherwise becomes unenforceable as a matter of law, the Lender will be deemed to have, and at all times to have had, a security interest in such property, and the Collateral will be deemed to include, and at all times to have included, such property without further action or notice by any Person.

“Highest Lawful Rate” means the maximum rate of non-usurious interest allowed from time to time by applicable Law, if any.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of equity interests of another Person, (b) a loan, advance or capital contribution to, guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) an acquisition.

“Issuer” means the issuer of any Pledged Equity.

“JV Entity” means TPHGreenwich Holdings LLC, a Delaware limited liability company.

“Last Possible Closing Date” means the date in which a Tranche when disbursed would reach the Total Principal Amount.

“Law” as to any Person, means any law (including common law), statute, ordinance, treaty, rule, regulation, policy or requirement of any governmental authority and authoritative interpretations thereon, whether now or hereafter in effect, in each case, applicable to or binding on such Person or any of its properties or to which such Person or any of its properties is subject.

“Lender” has the meaning assigned to such term in the first paragraph hereof.

“Letter of Direction” means each Letter of Direction, dated as of the date initial funding of any Loan hereunder, by the Borrower to the Lender specifying (A) the payment instructions to the Borrower and (B) supporting detail for the use of proceeds of the Loan, in each case in form and substance acceptable to the Lender.

“Lien” means any mortgage, pledge, security interest, lien (statutory or other), charge or other encumbrance.

“Loan Document” means this Note, any security agreement, any pledge agreement, any account control agreements, any landlord waiver, any collateral access agreement, and any other agreement, instrument, certificate, report and other document executed and delivered pursuant hereto or thereto or otherwise evidencing or securing this Note or any other obligation.

“Loan” has the meaning assigned to such term in the first paragraph hereof.

“Material Adverse Change” means (a) a materially adverse effect on the business, assets, liabilities, operations, condition (financial or otherwise) or operating results of the Borrower and its Subsidiaries, individually or taken as a whole, (b) a material impairment of the ability of the Borrower and its Subsidiaries, individually or taken as a whole, to perform any of its respective obligations under any Loan Document to which any of them is or will be a party or (c) a material impairment of any rights or remedies of, or any benefits available to, the Lender under any Loan Document.

“Maturity Date” means the earlier to occur of (a) a Change of Control and (b) the 3rd anniversary of the Last Possible Closing Date.

“Minimum Tranche Principal Amount” has the meaning assigned to such term in first paragraph hereof.

“Obligations” mean, collectively, (a) all present and future indebtedness, liabilities and obligations of the Borrower (including obligations to pay any and all of the unpaid principal of, expenses with respect to, and interest on (including (i) accrued and unpaid interest, (ii) capitalized interest, and (iii) interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) this Note, including, without limitation, by prepayment, redemption or otherwise), (b) the obligations of the Borrower to pay any and all fees, expenses, costs, indemnities and other amounts, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Note or the other applicable Loan Documents, including any such fees, expenses and costs accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition fees, expenses and costs re allowed in such proceeding, (c) all obligations of the Borrower to pay, perform, discharge, observe and comply with any and all covenants, agreements and other obligations required to be performed, discharged, observed or complied with by any of them under this Note or the other applicable Loan Documents and (d) all obligations and liabilities incurred in connection with collecting and/or enforcing the foregoing, together with all renewals, extensions or modifications of any of the foregoing.

“Organizational Documents” shall mean the following as applicable: (a) with respect to a corporation, articles of incorporation, certificate of incorporation and bylaws, (b) with respect to a limited liability company, articles of organization, certificate of formation, operating agreement and limited liability company agreement, (c) with respect to a partnership, a partnership agreement, and (d) with respect to a trust, a trust agreement.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof or any other entity or organization.

“Pledged Equity” means (a) 100% of the issued and outstanding Equity Interests owned or held by the Borrower on the date hereof which are listed on Schedule I hereof, and (b) any other Equity Interests obtained in the future by the Borrower, in each case, other than Excluded Assets.

“Security Interest” has the meaning set forth in Section 5 hereto.

“Shareholders Agreement” means that certain shareholder agreement, dated as of January 3, 2025, by and between Steel and Trinity Place Holdings Inc.

“Steel” has the meaning assigned to such term in the first paragraph hereof.

“Subsidiary” shall mean with respect to any Person, a corporation of which such Person owns, directly or indirectly, more than fifty percent (50%) of the outstanding Equity Interests having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time Equity Interests of any other class of such corporation shall have or might have voting power by reason of the happening of any contingency) and any partnership, joint venture or limited liability company of which more than fifty percent (50%) of the outstanding Equity Interests are at the time, directly or indirectly, owned by such Person or any partnership of which such Person is a general partner. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of the Borrower.

“Total Principal Amount” has the meaning assigned to such term in first paragraph hereof.

“Tranche” has the meaning assigned to such term in first paragraph hereof.

“UCC” means the Uniform Commercial Code as currently in effect in the State of New York; provided, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, secured party’s security interest in the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Note and the other Loan Documents relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

2.Borrowings.

(a)Closing Date. On the initial Closing Date, subject to the satisfaction of the conditions precedent set forth in Sections 6(a) and 6(c) hereof, the Lender agrees to make a Loan to the Borrower in immediately available funds, by wire transfer to the Borrower in accordance with the instructions set forth in the applicable Letter of Direction, in a principal amount to be no less than the Minimum Tranche Principal Amount (unless otherwise mutually agreed by the Borrower and the Lender).

(b)Effective Date. On each Effective Date, subject to the satisfaction of the conditions precedent set forth in Sections 6(b) and 6(c) hereof, the Lender agrees to make a Loan to the Borrower in immediately available funds, by wire transfer to the Borrower in accordance with the instructions set forth in the applicable Letter of Direction, in a principal amount to be no less than the Minimum Tranche Principal Amount (unless otherwise mutually agreed by the Borrower and the Lender).

3.Interest. Interest on this Note shall accrue daily at a rate per annum equal to nine and a half percent (9.5%) on the principal amount of this Note outstanding from time to time, compounded annually, and shall be computed on the basis of a 360-day year and shall be payable according to Section 4(a) below. Upon the occurrence and during the continuance of an Event of Default, this Note shall bear interest at the Default Rate.

4.Payments.

(a)Repayment. The outstanding principal amount of this Note, together with all accrued and unpaid interest, fees, expenses and other amounts owed under this Note, shall be payable on the Maturity Date or any earlier acceleration pursuant to the terms of this Note.

(b)Optional Prepayment. The Borrower may prepay the outstanding principal amount of this Note, in whole or in part, together with all accrued and unpaid interest, fees, expenses and other amounts owed under this Note, at any time and from time to time.

5.Security.

(a)This Note is intended to constitute a security agreement in accordance with and pursuant to the provisions of the UCC, and the Borrower hereby grants and pledges to the Lender a continuing security interest in the Collateral now existing or hereafter acquired to secure prompt repayment of the Loan, all other amounts and other Obligations outstanding under this Note and to secure prompt performance by the Borrower of its covenants and duties under this Note (the “Security Interest”). Such security interest shall constitute a valid security interest in the Collateral. The Security Interest shall continue until the full and complete payment of all amounts due and owing hereunder, whereupon such Security Interest shall automatically terminate. Upon the termination of such Security Interest, the Borrower and the Lender shall execute such further documents and take such further actions as may be reasonably necessary to effectuate a release of the Security Interest.

(b)As security for the payment or performance, as the case may be, in full of the Obligations, the Borrower hereby pledges and grants to the Lender, a Security Interest in, all of the Borrower’s right, title and interest in, to and under, the Collateral, other than any Excluded Assets.

(c)The Borrower hereby irrevocably authorizes the Lender at any time and from time to time to file in any relevant jurisdiction any initial UCC financing statements or continuation statements with respect to the Collateral or any part thereof and amendments thereto that (i) indicate the Collateral as “all assets” of the Borrower or words of similar effect, and (ii) contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment. The Borrower agrees to provide to the Lender any information required to file such UCC financing statements or continuation statements promptly upon request.

(d)For the avoidance of doubt, Borrower shall not be required to, and Lender shall not, take any actions to perfect the security interest in the Collateral other than the filing of UCC financing statements or continuation statements with respect to the Collateral and amendments thereto.

(e)The Borrower irrevocably hereby makes, constitutes and appoints the Lender (and all Persons designated by the Lender for that purpose) as the Borrower’s true and lawful attorney and agent-in-fact to execute and file UCC financing statements or continuation statements with respect to the Collateral and amendments thereto.

(f)The Security Interest is granted as security only and shall not subject the Lender to, or in any way alter or modify, any obligation or liability of the Borrower with respect to or arising out of the Collateral.

6.Conditions Precedent.

(a)Closing Date. The obligation of the Lender to extend a Loan to the Borrower on the Closing Date is subject to the satisfaction of both the conditions precedent set forth in Section 6(c) and the following conditions precedent:

(i)The Borrower shall execute this Note and each other Loan Document to which it is a party, as duly executed and dated as of the date hereof, and such other certificates, documents or due diligence items and agreements as the Lender may request.

(ii)The representations and warranties set forth in this Note and each other Loan Document shall be true and correct in all material respects.

(iii)No Event of Default shall have occurred and be continuing.

(iv)The Lender shall have received each of the following, in form and substance satisfactory to the Lender:

(A)(1) a certificate of the secretary or assistant secretary of the Borrower dated the Closing Date and certifying (x) that the copies of the Organizational Documents of the Borrower provided on the Closing Date continue to be true and correct copies thereof as in effect on the Closing Date (or, if any such Organizational Documents have been amended or modified, that attached thereto are true and correct copies of such Organizational Documents as in effect on the Closing Date), (y) that attached thereto are true and complete copies of resolutions duly adopted by the board of directors of the Borrower and continuing in effect, which authorize the execution, delivery and performance by the Borrower of this Note and the consummation of the transactions contemplated hereby and (z) the signatures of the officers of the Borrower authorized to execute and deliver this Note and all related instruments and documents on behalf of the Borrower related thereto and (2) a certificate of another officer as to the incumbency and specimen signature of the officer executing the certificate pursuant to clause (1);

(B)a recent certificate issued by the Secretary of State (or the equivalent thereof) of the jurisdiction of formation of the Borrower certifying that the Borrower is in good standing; and

(C)the Lender shall have received a Letter of Direction in form and substance satisfactory to the Lender.

(b)Effective Date. The obligation of the Lender to extend a Loan to the Borrower on each Effective Date is subject to the satisfaction of both the conditions precedent set forth in Section 6(c) and the following conditions precedent:

(i)the Lender has determined that it has not identified any Material Adverse Change in its due diligence investigation of the Borrower and its Subsidiaries and their respective businesses; and

(ii)the Lender shall have received a Letter of Direction in form and substance satisfactory to the Lender; and

(c)If either before or after giving effect to any borrowing hereunder:

(a)the representations and warranties of Borrower set forth in this Agreement and the other Loan Documents are not true and correct in all material respects with the same effect as if then made, or

(b)any Event of Default or Default shall have then occurred and be continuing,

then the obligation of the Lender to make a Loan, if any, shall be suspended. Each request by Borrower for the making of a Loan shall be deemed to constitute a representation and warranty by Borrower that the conditions precedent set forth in Section 6(c) will be satisfied at the time of the making of such Loan.

7.Representations and Warranties. The Borrower hereby represents and warrants to the Lender as follows:

(a)Existence; Compliance With Laws. The Borrower is (i) a corporation, duly organized and incorporated, validly existing and in good standing under the laws of the state of its incorporation, and has the requisite power and authority, and the legal right, to own, lease and operate its properties and assets and to conduct its business as it is now being conducted, and (ii) in compliance with all Laws.

(b)Power and Authority. The Borrower has the power and authority, and the legal right, to execute and deliver the Loan Documents to which it is a party to, to grant the Security Interest, if applicable, and to perform its obligations hereunder.

(c)Authorization; Execution and Delivery. The execution and delivery of this Note by the Borrower and the performance of each of their obligations hereunder have been duly authorized by all necessary corporate action in accordance with all applicable Laws. The Borrower has duly executed and delivered this Note and each other Loan Document.

(d)No Approvals. No consent or authorization of, filing with, notice to or other act by, or in respect of, any governmental authority or any other Person is required in order for Borrower to execute, deliver or perform any of its obligations under this Note, except for consents, authorizations, or filings that have been received or made.

(e)No Violations. The execution and delivery of this Note and the consummation by Borrower of the transactions contemplated hereby do not and will not (i) violate any provision of the Borrower’s Organizational Documents, (ii) violate any Law applicable to the Borrower or by which any of its properties or assets may be bound in any material respect, or (iii) constitute a default under any material agreement or contract by which the Borrower may be bound.

(f)Enforceability. The Note is a valid, legal and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(g)No Litigation. No action, suit, litigation, investigation or proceeding of, or before, any arbitrator or governmental authority is pending or, to the knowledge of the Borrower, threatened (in writing) against the Borrower or any of its property or assets.

(h)Taxes.The Borrower has filed or caused to be filed all federal and material state and local tax returns that are required to be filed by the Borrower, which returns were true, accurate and complete in all material respects, and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by such party, except taxes that are being contested in good faith by appropriate proceedings and for which the Borrower shall have set aside on its books adequate reserves.

(i)Collateral.

(i)The Borrower has good, marketable and indefeasible title to its Collateral except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. The Borrower owns the items it is pledging as Collateral free and clear of all, except the Lien in favor of the Lender created hereunder.

(ii)The Pledged Equity represents all of the Borrower’s ownership interest in the applicable Issuer. The Borrower does not own any rights that are convertible into or exchangeable into Equity Interests of any series, class, type or designation of any Issuer. The Pledged Equity has been duly authorized and validly issued and, if applicable, are fully paid and non-assessable.

(iii)This Note is effective to create in favor of the Lender a valid security interest in the “Collateral” described herein and proceeds thereof to the extent a security interest can be created therein under the UCC.

(j)Qualification. The Borrower is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations.

(k)Investment Company Regulation. The Borrower is not, nor is required to be, registered under the Investment Company Act of 1940.

(l)Margin Stock. The Borrower is engaged principally, or as one of its important activities, in the business of purchasing or carrying any margin stock or extending credit for the purpose of purchasing or carrying any margin stock. No part of the proceeds of the Loan made to or for the benefit of the Borrower has been or will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of the Board of Governors.

(m)Certain Fees. No broker’s or finder’s fee or commission will be payable with respect to the transactions contemplated hereby.

(n)Solvency. After giving effect to the Loan, the Borrower and its Subsidiaries, in the aggregate, will be solvent.

(o)Anti-Corruption; Anti-Money Laundering. None of (a) the Borrower or any of their respective managers, directors or officers, or, to the knowledge of the Borrower, any of their respective employees or Affiliates, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Affiliate of the Borrower that will act in any capacity in connection with or benefit from the Loan, is in violation of Anti-Corruption Laws. None of the Loan, the use of proceeds thereof, or other transaction contemplated by this Note will cause a violation of Anti-Corruption Laws by any Person participating in the transactions contemplated by this Note, whether as lender, borrower, guarantor, agent, or otherwise. To the knowledge of the Borrower, none of the funds received by the Borrower are derived from or are the proceeds of any unlawful activity, with the result that the investment in the Borrower (whether directly or indirectly), is prohibited by Law or that the Loan is in violation of Law or may cause any of the Collateral or other assets of the Borrower to be subject to forfeiture or seizure.

8.Affirmative Covenants.

(a)Use of Proceeds. The proceeds of the Loan will be used strictly as follows (for the avoidance of doubt, no other use of the Loan shall be permitted without the Lender’s prior written consent in the Lender’s sole discretion) (the “Use of Proceeds”): The Lender agrees and acknowledges that the proceeds of the Loan shall only be used for general corporate purposes.

(b)Collateral. The Borrower will defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein and shall take all acts that may be necessary to maintain, preserve and protect the Collateral, except in each case as might be contemplated hereunder. The Borrower will, upon the Lender’s request, remove any unauthorized Lien or security interest on any of the Collateral, and defend any claim affecting any of the Collateral. The Borrower will pay all charges against any of the Collateral, including, but not limited to, taxes, assessments, encumbrances, and insurance, and upon the Borrower’s failure to do so, the Lender may pay any such charge as it deems necessary and add the amount paid to the indebtedness of the Borrower secured hereunder. The Borrower shall execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing UCC and other financing statements, mortgages and deeds of trust) that may be required under applicable law, or that the Lender may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents.

(c)Anti-Money Laundering. At all times throughout the term of the Loan, including after giving effect to any transfers permitted pursuant to the Loan Documents, none of the funds of the Borrower that are used to consummate this transaction or to repay the Loan shall be derived from or are the proceeds of any unlawful activity, with the result that the investment in the Borrower (whether directly or indirectly) is prohibited by law or the Loan is in violation of law or may cause any of the Collateral to be subject to forfeiture or seizure. The Borrower has ascertained the identity of all persons and entities who have provided funds to capitalize the Borrower and has conducted verification procedures which are sufficient to establish the identity and source of such funds.

(d)Insurance. The Borrower shall, and shall cause its Subsidiaries to, if requested by Lender, continuously maintain with financially sound and reputable insurance companies, licensed to do business in the applicable jurisdiction(s), insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons, which shall include, without limitation, natural disaster coverage.

(e)Books, Records, Inspection Rights and Lender Meetings. The Borrower shall permit representatives and advisors of the Lender, upon reasonable notice to the Borrower to visit and inspect the Borrower’s property, to examine, copy or make excerpts from the Borrower’s books, records and documents (at the expense of the Borrower) and to discuss the Borrower’s and its Subsidiaries’ affairs, finances and accounts with its principal officers, engineers and independent accountants, all at such times during normal business hours as such representatives may reasonably request. For so long as the obligations under this Note remain outstanding, at the Lender’s request, the Borrower shall make itself available for meetings by telephone or videoconference with the Lender.

9.Negative Covenants. The Borrower covenants that, until payment in full of the Loan and all amounts outstanding under this Note, without the consent of the Lender, (a) the Borrower shall not, nor shall it permit any of its Subsidiaries to(i) incur, create, assume or allow any Lien to exist on the Collateral, whether now owned or hereinafter acquired, except for the Liens arising out of this Note or in the normal course of business; (ii) sell or otherwise dispose of any material property or assets, except as otherwise contemplated in the Shareholders Agreement; (iii) change its legal entity name, entity structure, or state of organization, relocate its chief executive office or principal place of business, or form or acquire any subsidiaries; (iv) create, incur, assume, guarantee or become or remain liable with respect to any indebtedness, or prepay any indebtedness or take any actions which impose on the Borrower or any of its Subsidiaries an obligation to prepay any indebtedness, except indebtedness owed to the Lender; (v) make any material Investments or payments; (vi) merge, dissolve, liquidate, consolidate with or into another Person, or dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person; (vii) enter into, incur or permit to exist, directly or indirectly, any agreement, instrument, deed, lease or other arrangement that prohibits, restricts or imposes any condition upon the ability of the Borrower or any of its Subsidiaries to create, incur or permit to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, or that requires the grant of any security for an obligation if security is granted for another obligation; (viii) enter into, or cause, suffer or permit to exist, any transaction, arrangement or contract with any of their respective Affiliates, other than any transactions, arrangements or contracts with any of their respective Affiliates that are in effect as of the Closing Date and set forth on Schedule 9(a)(viii); or (ix) permit the occurrence of, or suffer to exist, either individually or in the aggregate, a Material Adverse Change; and (b) the Borrower shall not, nor shall it cause any of its Subsidiaries to, nor shall it permit any of officers, directors, agents or any other person acting on its behalf or any of its Subsidiaries to, directly or indirectly, (i) enter into or perform any transaction (whether by merger, consolidation, business combination or otherwise) providing for or relating to the sale, transfer or other disposition of any equity interests or assets of the Borrower or any of its Subsidiaries, (ii) issue any equity interests of the Borrower, or any of its Subsidiaries, or any options or other rights to purchase any such equity interests or any securities convertible into or exchangeable for any such equity interests, (iii) adopt, enter into or undergo any reorganization, recapitalization, dissolution or liquidation of the Borrower or any of its Subsidiaries, or (iv) enter into, perform or consummate any agreement, arrangement or understanding (whether written or oral), including, without limitation, any letter of intent, term sheet or other document, relating any transaction, matter or activity prohibited by this Section 9(b).

10.Events of Default.

(a)Definition. An “Event of Default” will be deemed to have occurred upon the occurrence of any of the following:

(i)the Borrower fails to pay any amount of principal, interest, fees or other amounts (if any) under this Note when due;

(ii)any representation or warranty made or deemed made by or on behalf of the Borrower under this Note or any certificate or information delivered in connection with any of the foregoing shall be false in any material respect when made;

(iii)default shall be made in the due observance or performance by the Borrower or any Subsidiary of any covenant, condition or agreement contained in Section 8(a) or 8(c), or in Section 9;

(iv)default shall be made in the due observance or performance by the Borrower or any Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a)(iii) above) and such default shall continue unremedied for a period of five (5) days after such default;

(v)the Borrower or any of its Subsidiaries shall fail within thirty (30) days to pay, bond or otherwise discharge one or more judgments or orders for the payment of money in excess of $100,000;

(vi)the occurrence of a Change of Control of the Borrower or any of its Subsidiaries;

(vii)(x) the Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of creditors; (y) there shall be commenced against the Borrower any case, proceeding or other action of a nature referred to in clause (x) above which (1) results in the entry of an order for relief of any such adjudication or appointment or (2) remains undismissed, undischarged or unbonded for thirty (30) days after the entry thereof; or (z) there shall be commenced against the Borrower or any of its Subsidiaries, in any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distrain or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal for thirty (30) days;

(viii)an attachment or garnishment writ or the like is levied against all or any portion of the Collateral in excess of $100,000;

(ix)the Borrower’s or any of its Subsidiaries’ default or event of default under any agreement or contract with a third party relating to indebtedness of the Borrower or any of its Subsidiaries in excess of $100,000 which in either case is not waived by the Borrower or any of its Subsidiaries within any applicable grace period in an agreement relating to such indebtedness; or

(x)this Note or any provisions thereof, or the Lender’s security interest in any of material portion of the Collateral, is held to be by a court of competent jurisdiction invalid or otherwise unenforceable or the failure of the Lender to have, subject to Section 5(d), a perfected first priority security interest in the Collateral where required under this Agreement.

(b)Consequences of Events of Default. Upon the occurrence of an Event of Default, the Lender may, in its discretion, (i) declare the outstanding principal amount of this Note, together with all accrued and unpaid interest, fees, expenses and other amounts owed under this Note, to be immediately due and payable and/or (ii) exercise any or all of its rights, powers and remedies under this Note, any other Loan Document, or applicable Law, including, without limitation, rights and remedies available against the Collateral and those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral); provided that, in the case of an Event of Default specified in Section 10(a)(vi) or (vii) above, the unpaid principal amount of this Note, together with all interest accrued and unpaid thereon and all fees, costs, expenses, indemnities and other amounts payable under this Note or any other Loan Document, shall immediately and automatically become due and payable, all without presentment, demand, notice, declaration, protest or other requirements of any kind, all of which are hereby expressly waived. During the period, if any, in which an Event of Default has occurred and is continuing, the interest rate on this Note will automatically increase by 2.00% per annum over the amount described in Section 3 (the “Default Rate”).

(c)Additional Remedies. In addition to the remedies set forth in clause (b) above, upon the occurrence of an Event of Default,

(i)The Lender may sell, in one or more sales and in one or more parcels, or otherwise dispose of any or all of the Collateral in any commercially reasonable manner as the Lender may elect, in a public or private transaction, at any location as deemed reasonable by the Lender either for cash or credit or for future delivery at such price as the Lender may deem fair, and (unless prohibited by the UCC, as adopted in any applicable jurisdiction). The Lender may be the purchaser of any or all Collateral so sold and may apply upon the purchase price therefor any obligations secured hereby. The Lender shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale conducted in a commercially reasonable manner and pursuant to applicable federal and state securities Laws. The Borrower hereby waives any claims against the Lender arising by reason of the fact that the price at which the Collateral may have been sold at such a private the Lender was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, provided that such sale is conducted in a commercially reasonable manner and pursuant to applicable federal and state securities Laws. If any applicable provision of any Law requires the Lender to give reasonable notice of any sale or disposition or other action, the Borrower hereby agrees that ten (10) days’ prior written notice shall constitute reasonable notice thereof. Such notice, in the case of public sale, shall state the time and place fixed for such sale, and in the case of private sale, the time after which such sale is to be made. In addition to the rights and remedies granted to the Lender in this Note and in any other instrument or agreement securing, evidencing or relating to any Loan, the Lender shall have all the rights and remedies of a secured party under the UCC and under any other applicable Law.

(ii)The Lender may apply proceeds of the disposition of Collateral to the Loan in any manner elected by the Lender and permitted by the UCC or otherwise permitted by Law or in equity. Such application may include, without limitation, the reasonable attorneys’ fees and legal expenses incurred by the Lender.

(iii)The Lender, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Borrower or any other Person (all and each of which demands, advertisements and/or notices are hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give an option or options to purchase, contract to sell or otherwise dispose of (including the disposition by merger) and deliver said Collateral, or any part thereof, in one or more portions at public or private sale or sales or transactions, at any exchange, broker’s board or at any of the Lender’s offices or elsewhere upon such terms and conditions as the Lender may deem advisable and at such prices as it may deem best, for any combination of cash and/or securities or other property or on credit or for future delivery without assumption of any credit risk, with the right of the Lender upon any such sale or sales, public or private, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption in the Borrower which right or equity is hereby expressly waived or released.

11.Expenses. The Borrower shall pay on demand all of the Lender’s costs and expenses (including, without limitation, all reasonable attorneys’ fees and expenses) incurred in connection with negotiation, execution and delivery and the administration of this Note, the collection of all obligations under this Note and/or with the enforcement or preservation of rights of the Lender hereunder, including, without limitation, the Lender’s protection and enforcement of the Security Interest. The Borrower’s obligations under this Section 11 shall survive the payment of the indebtedness under this Note. The Borrower, to the fullest extent permitted by Law, hereby waives presentment, demand, notice, protest and all other demands and notices, in connection with delivery, acceptance, performance, default or enforcement of or under this Note.

12.Affiliate Funding. Notwithstanding anything to the contrary herein, the Lender may, with written advanced notice to the Borrower, may fund a Tranche payable herein through an affiliate of the Lender (an “Alternate Funder”). In such case, any and all interests and payments with respect to such Tranche shall be made by the Borrower to the applicable Alternate Funder and any rights hereunder with respect to such Tranche shall be those of the Alternate Funder.

13.Descriptive Headings; Governing Law; WAIVER OF JURY TRIAL.

(a)The descriptive headings of the several Sections of this Note are inserted for convenience only and do not constitute a part of this Note.

(b)THIS NOTE WAS NEGOTIATED IN THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS NOTE AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA.

(c)EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(d)ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE SHALL BE INSTITUTED EITHER IN ANY FEDERAL OR STATE COURT IN NEW YORK COUNTY, NEW YORK, AND THE BORROWER WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. Nothing contained in this Section 13(D) shall be deemed or operate to preclude THE LENDER from bringing suit or taking other legal action against THE BORROWER with respect to this Note or any of the other Loan Documents in any other jurisdiction to enforce a judgment or other court ruling in favor of THE LENDER.

14.Business Days. If any payment is due, or any time period for giving notice or taking action expires, on a day which is not a Business Day, then the payment will be due and payable on, and the time period will automatically be extended to, the next Business Day immediately following such day that is not a Business Day.

15.Amendment; Assignments. This Note shall be binding upon the successors and permitted assigns of the Borrower and inure to the benefit of the Lender and its respective successors, endorsees and permitted assigns. The Borrower may not assign or delegate any of their respective rights or obligation under this Note or any of the other Loan Documents without the prior written consent of the Lender in its sole discretion. The Lender may at any time, with the prior written consent of the Borrower (which consent shall not be unreasonably be withheld) and upon delivery to the Borrower of an assignment agreement that identifies the Assignee, its address, its U.S. tax identification number, if any, and the principal amount of the Loans and interest owing thereon assigned to Assignee, assign to one or more Persons (any such Person, an “Assignee”) all or any portion of its Loans.

16.Highest Lawful Rate. Notwithstanding all other provisions of this Note, none of the terms or provisions of this Note shall ever be construed to create a contract to pay the Lender, for the use, forbearance or detention of money, interest in excess of the Highest Lawful Rate, and the Borrower shall never be required to pay interest in excess of the Highest Lawful Rate. If for any reason interest is paid in excess of such maximum amount (whether as a result of the payment of this Note prior to its maturity or otherwise), then promptly upon any determination that such excess has been paid, the Lender will, at its option, either refund such excess to the Borrower or apply such excess to amounts owing under this Note all in accordance with the provisions set forth herein.

17.Senior Note. This Note and all amounts due and to become due hereunder shall be senior in right of payment and senior to all amounts owed by the Borrower under any other liabilities, obligations and indebtedness of every kind and nature of the Borrower, including, without limitation: (a) indebtedness or liability for borrowed money, or for the deferred purchase price of property or services (including trade obligations); (b) obligations as lessee under any leases (including under any capital leases); (c) any reimbursement or other obligations under any performance or surety bonds or any letters of credit issued for the account of the Borrower; (d) all net obligations in respect of any derivative products; (v) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any other Person, or otherwise to assure a creditor against loss; and (e) obligations secured by any Lien on property owned by the Borrower, whether or not the obligations have been assumed.

18.Miscellaneous. This Note may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. Counterparts may be delivered via email (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes. The parties hereto jointly participated in the negotiation and drafting of this Note. The language used in this Note will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party hereto. This Note, together with the other Loan Documents, constitutes the full and entire understanding and agreement among the parties hereto solely with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous agreements and understandings, both written and oral, among the parties hereto solely with respect to the subject matter hereof and thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” Each party hereto understands, acknowledges and agrees that (a) the representations, warranties, covenants, agreements and undertakings of the other parties set forth in this Note and the other Loan Documents are the sole and exclusive representations, warranties, covenants, agreements and undertakings of the other Parties relating to or made in connection with the transactions contemplated by this Note and the other Loan Documents, (b) no other party hereto makes, and no other party hereto has made, any promises, representations, warranties, covenants, agreements or undertakings, express or implied, in connection with the transactions contemplated by this Note and the other Loan Documents (other than those expressly set forth in this Note and the other Loan Documents) and such party has not relied on and has not entered into this Note or any of the other Loan Documents in reliance on, and hereby expressly disclaims, any promise, representation, warranty, covenant, agreement or undertaking not expressly contained in this Note or the other Loan Documents and (c) no Person has been authorized by any other party hereto to make any promise, representation, warranty, covenant, agreement or undertaking relating to such other party or otherwise in connection with the transactions contemplated by this Note and the other Loan Documents (other than those expressly set forth in this Note and the other Loan Documents) and, if made, none of such promises, representations, warranties, covenants, agreements or undertakings were relied upon by such party and all of them are hereby expressly disclaimed by such party. This Note is intended to be a registered obligation within the meaning of U.S. Internal Revenue Code Sections 871(h)(2)(B), 881(c)(2)(B), and 163(f) and U.S. Treasury Regulations Section 5f.103-1(c)(2), and the Borrower shall maintain a register of the Lender and any Assignees. All dollar amounts referred to in this Note are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Note shall be paid in U.S. Dollars.

19.Indemnity; Certain Waivers; Limitation of Liability.

(a)Indemnification by Borrower.  The Borrower shall indemnify the Lender, the Lender and each related party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower) other than such Indemnitee and its related Persons arising out of, in connection with, or as a result of (i) the execution or delivery of this Note, any other Loan Document, any other agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or in the case of the Lender and its Affiliates, the administration of this Note, any other Loan Document and any other agreement or instrument contemplated hereby or thereby; provided, however, such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, result from a claim brought by the Borrower against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other agreement or instrument contemplated hereby, if the Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction, or relate to taxes other than taxes that represent losses, claims, damages, etc. arising from any non-tax claim.

(b)Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable law, no party hereto shall assert, and each party hereto hereby waives, any claim against the Lender, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Note, any other Loan Document and any other agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, or the use of the proceeds thereof. The Lender shall not be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Note or the transactions contemplated hereby or thereby.

(c)Payments.  All amounts due under this section shall be payable promptly after demand therefor.

20.Release. The Borrower (on behalf of itself and its subsidiaries and Affiliates) and their successors-in-title, legal representatives and assignees and, to the extent the same is claimed by right of, through or under the Borrowers for their past, present and future employees, agents, representatives, officers, directors, shareholders, and trustees (each, a “Releasing Party” and collectively, the “Releasing Parties”), does hereby release and discharge, and shall be deemed to have forever released and discharged, and the Lender, and the Lender’s respective successors-in-title, legal representatives and assignees, past, present and future officers, directors, members, managers, shareholders, trustees, agents, employees, consultants, experts, advisors, attorneys and other professionals and all other persons and entities to whom any of the foregoing would be liable if such persons or entities were found to be liable to any Releasing Party, or any of them (collectively hereinafter the “Lender Parties”), from any and all manner of action and actions, cause and causes of action, claims, charges, demands, counterclaims, suits, debts, dues, sums of money, damages, judgments, expenses, claims of costs, penalties, attorneys’ fees, or any other compensation, recovery or relief on account of any liability, obligation, demand or cause of action of whatever nature, whether in law, equity or otherwise (including, without limitation, those arising under the Bankruptcy Code and interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses, and incidental, consequential and punitive damages payable to third parties), whether known or unknown, fixed or contingent, joint and/or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, contractual or tortious, direct, indirect, or derivative, asserted or unasserted, foreseen or unforeseen, suspected or unsuspected, now existing or heretofore existing to the date hereof against any of the Lender Parties, whether held in a personal or representative capacity, and which are based on any act, fact, event or omission or other matter, cause or thing occurring at or from any time prior to and including the date hereof in any way, directly or indirectly arising out of, connected with or relating to this Note or any other Loan Document and the transactions contemplated hereby or thereby, and all other agreements, certificates, instruments and other documents and statements (whether written or oral) related to any of the foregoing (each, a “Released Claim” and collectively, the “Released Claims”). The Borrower hereby agrees that such Borrower shall not dispute the validity or enforceability of this Note, any other Loan Document, the amount of principal amount or other Obligations owing hereunder, or any of the Borrower’s obligations hereunder, or the validity, priority, enforceability or extent of the Lender’s security interest in or Lien against any item of Collateral. As of the date hereof, the Borrower is unaware of any facts or circumstances that might give rise to a claim (or cause of action, debt, obligation, etc.) against the Lender or that, with the passage of time, might give rise to a claim against the Lender for any act or omission arising from or relating to this Note and the other Loan Documents, and that the Borrower expressly waives or relinquishes any such claim.

* * * * *

IN WITNESS WHEREOF, the Borrower has executed and delivered this Note as of the date first above written.

BORROWER:
TRINITY PLACE HOLDINGS INC.,
a Delaware corporation

	By:	/s/Steven Kahn
	Name:	Steven Kahn
	Title:	Chief Financial Officer

[Signature Page to Senior Secured Promissory Note]

SCHEDULE I

Pledged equity

Issuer	Number of Certificate	Registered Owner	Number and Class of Equity Interest	Percentage of Equity Interests
TPH 250 N 10 Investor LLC	N/A	Trinity Place Holdings Inc.	Membership Interests	100%
TPH 223 N 8th Investor LLC	N/A	Trinity Place Holdings Inc.	Membership Interests	100%
TPH Asset Manager LLC	N/A	Trinity Place Holdings Inc.	Membership Interests	100%
TPH IP LLC	N/A	Trinity Place Holdings Inc.	Membership Interests	100%
Filene’s Basement, LLC	N/A	Trinity Place Holdings Inc.	Membership Interests	100%

SCHEDULE 9(A)(VIII)

ARRANGEMENTS WITH AFFILIATES

1.	Any agreement entered into with Steel Partners Holdings, L.P. or its Affiliates

2.	Any agreements that have been filed by Trinity Place Holdings Inc. with the SEC as of the date hereof

3.

Any agreements attached to that certain Stock Purchase Agreement, dated as of February 5, 2025, by and among Trinity Place Holdings Inc., TPHS Lender LLC and Steel IP Investments, LLC, as the same may be amended from time to time.